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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 30, 1998


                        YieldUP International Corporation
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               (Exact name of registrant as specified in charter)


         Delaware                  0-27104                  77-0341206
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(State or other jurisdiction     (Commission              (IRS Employer
of incorporation)                File Number)            Identification No.)


117 Easy Street, Mountain View, California                                 94043
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(Address of principal executive offices)                              (Zip Code)


        Registrant's telephone number, including area code (650) 964-0100



          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

        On March 30, 1998, the Registrant completed the initial closing (the "Initial Closing") of a privately placed equity financing of Series A Convertible Preferred Stock (the "Series A Shares") pursuant to a Securities Purchase Agreement (the "Purchase Agreement") with seven (7) investors (the "Investors"). At the Initial Closing, the Registrant raised gross proceeds of $6 million through the sale of 600 Series A Shares. After the satisfaction of certain holding periods, each Series A Share is convertible, at the option of its holder, into shares of Common Stock of the Registrant based upon a conversion price equal to the lower of (i) 110% of the lowest closing market price of the Registrant's Common Stock on the date the Series A Shares were issued ($10.8625 for the Series A Shares issued at the Initial Closing) or (ii) the lowest closing market price of the Registrant's Common Stock during the 20 consecutive trading days immediately preceding the date of conversion.

        Subject to various additional conditions, including, but not limited to, approval of the Registrant's stockholders, the Registrant has the option ("Company Put Option") to require the Investors to purchase additional Series A Shares, and the Investors have the right to require that the Registrant sell to them additional Series A Shares ("Investor Call Option"). The maximum number of additional Series A Shares which the Registrant may require the Investors to purchase is 600 Series A Shares, for an additional purchase price of $6 million. Subject to certain conditions, the Investors may require that the Registrant sell to them pursuant to the Investor Call Option a maximum of 600 additional Series A Shares (1,200 if the Registrant exercises its right to sell the maximum number of shares pursuant to the Company Put Option) for a purchase price of $10,000 per share. The Series A Shares issued upon exercise of the Company Put Option or the Investor Call Option will have the same terms and rights as the Series A Shares issued at the Initial Closing.

        Notwithstanding the above, in order to comply with the rules of the Nasdaq Stock Market which require stockholder approval for issuances of 20% or more of the Registrant's outstanding stock, the number of shares of the Registrant's Common Stock issuable pursuant to this financing cannot exceed 20% of the Registrant's outstanding Common Stock unless the Registrant obtains the approval of the Registrant's stockholders.

TERMS OF THE SERIES A SHARES.

        The following is a summary of the rights, preferences and privileges of the Series A Shares and the rights granted pursuant to the Purchase Agreement, attached hereto as Exhibit 10.1, the Certificate of Designation for Series A Preferred Stock (the "Certificate of Designation"), attached hereto as Exhibit 3.1, and the Registration Rights Agreement for the Series A Preferred Stock attached hereto as Exhibit 10.2.

        DIVIDENDS. The Series A Shares do not bear cash dividends. However, the Series A shares have a 5 percent cumulative annual dividend payable in Common Stock upon conversion.

        VOTING RIGHTS. The holders of the Series A Shares shall have no voting rights, except as required by law. However, the affirmative vote of the holders of the Series A Shares at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Series A Shares, shall be required for (a) any change to the Certificate of Designation or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Shares, or (b) any issuance of Series A Shares other than pursuant to the Securities Purchase Agreement.

        LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of the affairs of the Registrant, the holder of each Series A Share shall be entitled to be paid an amount per share equal to (i) $12,000 and (ii) an amount equal to the product of (.05)(N/365)($12.00) out of the assets of the Registrant where "N" equals the number of days since the initial issuance of such shares. If the assets of the Registrant upon such event are insufficient to make such payment in full, then the holders of Series A Shares shall be entitled to pro rata distribution, along with holders of other preferred stock that are pari passu with the holders of Series A Shares, of all

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the assets of the Registrant. After payment in full of the liquidation preference to the holders of Series A Shares, such holders are entitled to no further distributions.
        CONVERSION. The Series A Shares are convertible into shares of Common Stock at the election of the holder of such Series A Shares, at a price (the "Conversion Rate") equal to the lower of 110% of the market price at the original date of issuance of such share (the "Fixed Conversion Price") or the lowest market price during the 20 consecutive days immediately preceding the date a holder of Series A Shares delivers notice of his election to convert such shares. The Series A Shares have a 5% annual cumulative dividend payable in Common Stock which is reflected n the conversion formula. "Market price" is generally determined by the closing price for the Company's Common Stock on the applicable date.
        As an example, using the Fixed Conversion Price, and assuming that the Series A Shares had been held for one year such that the holder was entitled to a 5% dividend payable in shares of Common Stock upon conversion, the formula for conversion would be:

                      (.05)(365/365)(10,000) + 10,000 = 967
                      -------------------------------
                                  10.8625

        Therefore, one Series A Share would convert to 967 shares of the Company's Common Stock.

        The Investor(s) may convert, in aggregate, only up to a maximum of a specified percentage of the Series A Shares according to the following schedule:

                                 Days from        % of Shares
                                 Closing         Convertible
                             ----------------    -----------
                             1 through 90              0
                             91 through 135            20
                             136 through 180           40
                             181 through 225           60
                             226 through 270           80
                             271 through term         100

        Notwithstanding the foregoing, the conversion restrictions set forth above shall not apply (x) if there shall have occurred a Material Adverse Change (as defined below), (y) with respect to any conversion of Series A Shares at a Conversion Price which is not less than the Fixed Conversion Price then in effect, or (z) if there is an announcement of a pending Major Transaction (as defined below). "Material Adverse Change" means any change, event, result or happening involving, directly or indirectly, the Company or any of its subsidiaries resulting in a material adverse effect on the business, prospects, financial condition or results or operations of the Company and its subsidiaries, taken as a whole, including, without limitation, an event constituting a Major Transaction or a Triggering Event (as defined below) shall have occurred or the Company shall have been notified by the exchange or automated quotation system on which the Common Stock trades that it is beginning or has begun proceedings or steps to delist or suspend the Common Stock from trading on such market.

        "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

               (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company) (a "Change of Control Transaction");

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               (ii) the sale or transfer of all or substantially all of the
Company's assets; or

               (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock.

        A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

               (i) the failure of the Registration Statement required to be filed by the Company pursuant to the Registration Rights Agreement to be declared effective by the Commission on or prior to the date that is 180 days after the Initial Issuance Date;

               (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Series A Shares for sale in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten consecutive trading days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Series A Shares;

               (iii) suspension from listing or delisting of the Common Stock from the Nasdaq SmallCap Market, The Nasdaq National Market or The New York Stock Exchange, Inc. for a period of five consecutive days;

               (iv) the Company's notice to any holder of Series A Shares, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of any Series A Shares into shares of Common Stock, or the Company's failure to deliver the Common Stock within fifteen days of the conversion date; or

               (v) the Company breaches any representation, warranty or covenant of the Purchase Agreement, the Registration Rights Agreement, the Certificate of Designation or the Irrevocable Transfer Agent Instructions (as defined in the Purchase Agreement), except to the extent that such breach would not have a material adverse effect and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least ten days.

        Any Series A Shares outstanding three years after the date such shares were initially issued (the "Mandatory Conversion Date") will automatically convert into shares of the Company's Common Stock at the then applicable Conversion Rate.

        Notwithstanding the foregoing, if the Common Stock is not designated for quotation on the Nasdaq SmallCap Market, the Nasdaq National Market or listed on The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. but such events do not constitute a Triggering Event, then the Mandatory Conversion Date shall be extended until the Common Stock is so designated or listed.

        ADJUSTMENTS TO CONVERSION RATE. The Conversion Rate is subject to proportional adjustment upon any stock split, stock dividend or other similar change to the capital stock of the Company as well other adjustments upon the issuance, or deemed issuance, of other shares of Common Stock at a price below the then effective Fixed Conversion Price.

        MANDATORY CONVERSION. After the Company publicly discloses a Change of Control Transaction, the Company shall have the right to require that all of the outstanding Series A Shares be converted to Common Stock. To exercise this right the Company must substantially meet the following conditions: (i) the Registration Statement shall be effective and available for the sale of the number of shares of Common Stock then issuable upon the conversion of all outstanding Series A Shares; (ii) the Common Stock is designated for quotation on The Nasdaq


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National Market or the Nasdaq SmallCap Market or listed on The New
York Stock Exchange, Inc. and is not suspended from trading; (iii) the Company shall have delivered shares of Common Stock upon conversion of the Series A Shares to the holders on a timely basis; and (iv) the Company otherwise has satisfied its obligations in all material respects and is not in default in any material respect under this Certificate of Designation, the Purchase Agreement and the Registration Rights Agreement.

        REDEMPTION. The holders of Series A Shares have a right to require the Company to redeem the Series A Shares upon the occurrence of a Major Transaction, or a Triggering Event.

        REGISTRATION RIGHTS. The Company is obligated to promptly (and in any event prior to April 30, 1998) file a registration statement (the "Registration Statement") with the Commission to cover the resale of the Company's Common Stock issuable upon the conversion of the Series A Shares. The Company is obligated to use its reasonable best efforts to have the Registration Statement declared effective by the Commission and remain effective until the Company's Common Stock subject to the Registration Statement may otherwise be freely traded without registration. The Company is also obligated to list such shares on the Nasdaq SmallCap Market and to take certain actions to comply with applicable state securities laws and regulations.

CLOSING AND OPTIONS

        The Initial Closing of the sale of Series A Shares took place on March 30, 1998. At the Initial Closing, 600 Series A Shares were issued for aggregate gross proceeds of $6 million.

        COMPANY PUT OPTION. Beginning 180 days after the earlier of (x) the effective date of the Registration Statement; or (y) 120 days after the Initial Closing, the Company may require that the Investors purchase up to 600 additional Series A Shares, for a purchase price of $6 million, (pro rata per Investor) under the same terms and conditions as the initial issuance of Series A Shares. The Company's ability to exercise such option is subject to the terms and conditions of the Purchase Agreement which requires, among other things, that: (i) the Company has obtained stockholder approval for the issuance of additional securities, (ii) the Registration Statement has been effective for at least 60 consecutive calendar days; (iii) the Company's Common Stock has not been delisted from the Nasdaq SmallCap Market and/or suspended from trading;
(iv) there has been neither a Major Transaction nor a Triggering Event; (v) certain tests are met regarding minimum average daily trading price in the Company's Common Stock; (vi) the Company has performed its obligations under the Certificate of Designation; and (vii) a put closing date has not occurred previously.

        INVESTOR CALL OPTION. At any date which is 210 days from the Initial Closing through the Mandatory Conversion Date, as defined in the Certificate of Designation, each Investor has a right, subject to the terms and conditions of the Purchase Agreement and payment for the additional Series A Shares, to require the Company to issue and sell to each such Investor up to two times as many Series A Shares as the Investor had initially purchased.
Any Investor may only exercise this right twice.

LIMITATIONS ON CONVERSION AND EXERCISE.

        The Purchase Agreement provides that the number of shares of the Registrant's Common Stock issuable upon conversion of the Series A Shares cannot exceed 20% of the outstanding shares of the Registrant's Common Stock without the approval of the stockholders of the Registrant. Likewise, the number of shares of the Registrant's Common Stock issuable from to time to any single Investor cannot exceed 4.99% or more of the Registrant's outstanding Common Stock.

EFFECT ON RIGHTS OF EXISTING SECURITY HOLDERS.


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        There is no change to the rights, preferences or privileges of the holders of the Registrant's Common Stock as a result of the transactions which are the subject of the Purchase Agreement. However, in addition to the dilutive impact of the issuance of additional shares of capital stock, the Series A Shares have a liquidation preference which entitles the holders thereof to receive payment upon any dissolution or liquidation of the Registrant in preference to the holders of Common Stock. The amount of such preference is equal to $12,000 plus an amount equal to the product of (.05)(N/365)($12,000) for each of the Series A Shares where "N" is the number of days since the initial issuance of such shares.

ITEM 7.  EXHIBITS.

        (a)    Financial statements of business acquired. Not applicable.

        (b)    Pro forma financial information. Not applicable.

        (c)    Exhibits.

   Exhibit No.                     Description
   ---------                       -----------
     *3.1    Certificate of Designation for Series A Preferred Stock

    *10.1    Form of Securities Purchase Agreement for Series A
             Preferred Stock

    *10.2    Form of Registration Rights Agreement for Series A
             Preferred Stock

    *99.1 Press Release of YieldUP International Corporation dated March 31, 1998

--------------

* Previously filed.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        YIELDUP INTERNATIONAL CORPORATION


Date: June 19, 1998                     By:     /s/ ABHAY BHUSHAN
                                                --------------------------------
                                                Abhay Bhushan
                                                Chief Financial Officer

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